Exhibit 99.1

                                                                   [Exelon Logo]


News Release

From:      Exelon Corporation                          FOR IMMEDIATE RELEASE
           Corporate Communications                    September 26, 2002
           P.O. Box 805379
           Chicago, IL  60680-5379

Contact:   Don Kirchoffner, Exelon Media Relations
           312.394.3001
           John Hatfield, ComEd Media Relations
           312.394.4214
           Linda Byus, CFA, Investor Relations
           312.394.7696


  Exelon Accounting for Merger Goodwill is Appropriate, Federal Regulators Rule

Chicago (September 26, 2002) - Exelon Corporation (NYSE:EXC) received approval today from the Federal Energy Regulatory Commission (FERC) for its accounting treatment for goodwill during a corporate restructuring in January 2001. FERC's decision means that Commonwealth Edison (ComEd), Exelon's Illinois energy delivery subsidiary, will not be required to remove goodwill from its books, as FERC had directed in a previous letter order dated August 27, 2002.

In a letter order today signed by Deputy Executive Director and Chief Accountant John M. Delaware, FERC ruled that, "Since the issuance of the August 27th letter, however, ComEd has provided the Commission, as well as the Securities and Exchange Commission, with extensive additional information to support ComEd's contention that the amount recognized as goodwill on its books relates entirely to ComEd's energy delivery business and thus no portion of that amount should be associated with the facilities and businesses transferred to Generation."

The ruling comes a week after the Securities and Exchange Commission (SEC) notified Exelon that it did not object to the company's treatment of goodwill. The SEC's decision was significant because it confirmed Exelon's position that the company's accounting complied with generally accepted accounting principles
(GAAP).

"This was a particularly important matter for us to resolve swiftly and conclusively, not only because of the potential impact on our shareholders, but also because of our uncompromising commitment to honest reporting," stated Exelon Chairman and Chief Executive Officer John W. Rowe. "Our accounting was open and appropriate, and we are quite pleased to have this behind us. I particularly appreciate the support we received from members of the Illinois Commerce Commission."

Exelon Senior Vice President Elizabeth Moler praised federal regulators for their quick action. "Officials at FERC and the SEC deserve great credit for recognizing the potential impact of this issue on Exelon and on the continued development of competition in Illinois. Their professionalism and thoroughness was extraordinary," said Moler.

The accounting issue arose last month when FERC staff sent ComEd a letter order ruling that an unspecified amount of goodwill should be removed from ComEd's books in conjunction with the company's January 2001 transfer of nuclear units and power marketing operations to its affiliate Exelon Generation Company, LLC. ComEd responded that the company's accounting treatment was consistent with GAAP, and that FERC's order would unintentionally disrupt the continued development of competition in Illinois. ComEd filed a petition on September 9 asking FERC for a rehearing.

Today's FERC order stated, "Based on our review of the additional information ComEd has provided and the additional disclosures it intends to provide in the 2002 FERC Form 1 regarding the sensitivity of the goodwill impairment analysis, we have no objection to ComEd's determination that none of the goodwill was related to assets transferred to Generation."

                                       ###

================================================================================

    This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements herein include statements about future financial and operating results of Exelon. Economic, business, competitive and/or regulatory factors affecting
  Exelon's businesses generally could causeactual results to differ materially from those described herein. For a discussion of the factors that could cause actual results to differ materially, please see Exelon's filings with the
       Securities and Exchange Commission, particularly those discussed in "Management's Discussion and Analysis of Financial Condition and Results of
  Operations -- Outlook" in Exelon's 2001 Annual Report. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Exelon does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.


    Exelon Corporation is one of the nation's largest electric utilities with approximately 5 million customers and more than $15 billion in annual revenues. The company has one of the industry's largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5 million customers in Illinois and Pennsylvania and gas to more than 440,000 customers in the Philadelphia area. Exelon is headquartered in
              Chicago and trades on the NYSE under the ticker EXC.